Exhibit 10.105

INVESTVIEW, INC.

JOINDER TO LOCK-UP AGREEMENT

The undersigned has executed this Joinder as of the date set forth below, in order to join as a party to that certain Lock-Up Agreement dated as of March 22, 2021 (the “Agreement”), a copy of which is attached hereto, by and among Investview, Inc. (the “Company”), Investview Financial Group Holdings, LLC, and the “Purchasers” (as such term is defined in the Agreement) of the Company. Intending to be legally bound hereby, the undersigned agrees that the undersigned, shall become a party to, and be bound in all respects by, the Agreement, with respect to all shares of common stock of the Company beneficially held by such undersigned.

Date:	February 21, 2022	/s/ Myles P. Gill
Myles P. Gill

ACKNOWLEDGED, ACCEPTED

AND AGREED:

Investview, Inc.

By:	/s/ James R. Bell
Name:	James R. Bell
Title:	President